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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors of Household Finance Corporation:

     We consent to the incorporation of our report dated March 24, 2003, included in this Annual Report on Form 10-K of Household Finance Corporation as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, into the Company's previously filed Registration Statements No. 333-47945, No. 333-59453, No. 333-82119, No. 333-45740, No.
333-56152, No. 333-73746, No. 333-75328, No. 333-85886, No. 333-33240 and No.
333-61964 on Form S-3.

                                          /s/ KPMG LLP
                                          --------------------------------------
                                          KPMG LLP

Chicago, Illinois
March 25, 2003